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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  [ ]
         Check the appropriate box:
         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, For Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [ ]      Definitive Proxy Statement
         [X]      Definitive Additional Materials
         | |      Soliciting Material Pursuant to Rule 14a-12

                             Post Properties, Inc.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:
[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:
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

                                                                   May 6, 2003

                            POST PROPERTIES, INC.

                            ---------------------

                      SUMMARY OF CERTAIN DISCLOSURES MADE
                 BY JOHN WILLIAMS IN SEC FILINGS ON MAY 5, 2003
                 ----------------------------------------------


Lowenthal Economic Arrangement if Williams' Nominees are not elected:
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o  Payment:  $300,000 (in addition to reimbursement of expenses)

Lowenthal Economic Arrangement if Williams' Nominees are elected:
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
o  Annual base salary:                   -  $750,000 (D. Stockert 2002 salary was $375,000)

o  Bonus (in addition to annual salary): -  $750,000 guaranteed (can be increased based on achieving performance criteria)
                                            (D. Stockert received no bonus in 2002)

o  SARs(1):                              -  500,000 with strike price of $22.95 with a one year vesting period (stock closed at $26.64 on May 5, so SARs already are $3.69 in-the-money for a total current spread of almost $1.85 million)

o  Restricted Stock(1):                  -  100,000 shares with one year vesting period

o  Apartment and Automobile:             -  Post will provide Lowenthal with furnished apartment and automobile in Atlanta

o  Commuting to Atlanta from NJ:         -  If Lowenthal does not relocate to Atlanta - which evidently he would NOT be required to do - Post will reimburse him for weekly commuting costs between his home in New Jersey and Atlanta

o  Tax Gross-Up Payments:                -  Post will gross-up any excise tax imposed on "excess parachute payments"

o  Directorships:                        -  Lowenthal and Craig Vaught to be added to Post Board after shareholder meeting with no vote of shareholders
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1  Restricted stock and stock appreciation rights would accelerate and vest upon a change of control of Post Properties.

Disclosures Made by Mr. Williams for the First Time
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Four weeks after commencing the proxy contest, yesterday Mr. Williams disclosed for the first time that:

o He has pledged 828,159 shares of his shares of Post common stock to secure a loan, accounting for 91% of the Post common stock owned by Mr. Williams.

o "Customary benefits" which he would continue to seek from Post include the use of Post's rights to an aircraft.